SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported)  August 23, 2000


               AEI INCOME & GROWTH FUND 23 LLC
   (Exact Name of Registrant as Specified in its Charter)

                       State of Delaware
   (State or other Jurisdiction of Incorporation or Organization)




          333-67287                     41-1922579
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota 55101
             (Address of Principal Executive Offices)


                        (651) 227-7333
    (Registrant's telephone number, including area code)


    (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On August 23, 2000, the LLC purchased a newly constructed Tumbleweed restaurant in Kettering, Ohio from Tumbleweed, Inc. The total cash purchase price of the land and building was approximately $1,235,5000. Tumbleweed, Inc. is not affiliated with the Partnership.

       The cash, used in purchasing the property, was from the proceeds of sale of Limited Membership Units.

Item 7. Financial Statements and Exhibits.

         (a) Financial statements of businesses acquired.  -
             Not    Applicable.     Property    was    newly
             constructed.

         (b) A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the LLC had acquired the property on September 30, 1999 (date LLC commenced operations), the LLC's Investments in Real Estate would have increased by $1,235,500 and its Current Assets (cash) would have decreased by approximately $1,235,500.

             The Total Income for the LLC would have increased from $25,872 to $56,077 for the period ended December 31, 1999 and from $128,187 to $188,598 for the six months ended June 30, 2000 if the LLC had owned the property during the periods.

             Depreciation  Expense would have  increased  by
             $7,554   and  $15,108  for  the  period   ended
             December  31,  1999 and the  six  months  ended
             June 30, 2000, respectively.

             The net effect of these proforma adjustments would have caused Net Income to increase from $(33,786) to $(11,135) and from $50,155 to
             $95,458, which would have resulted in Net Income of $(4.81) and $20.84 per Limited Membership Unit outstanding for the period ended December 31, 1999 and the six months ended June 30, 2000, respectively.

          (c) Exhibits

              Exhibit 10.1 -  Net   Lease  Agreement   dated
                              February   25,  2000,  between
                              the LLC  and  Tumbleweed, Inc.
                              relating  to  the property  at
                              2030  E.    Dorothy      Lane,
                              Kettering, Ohio  (incorporated
                              by reference to  Exhibit  10.3
                              of Form 10-KSB filed  with the
                              Commission on March 10, 2000).

              Exhibit 10.2 First Amendment to Net Lease Agreement dated August 23, 2000, between th e LLC and Tumbleweed, Inc. relating to the property at 2030 E.Dorothy Lane, Kettering, Ohio.


                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND 23 LLC

                               By:  AEI Fund Management XXI,Inc.
                               Its:  Managing Member


Date:  August 28, 2000         /s/  Mark E Larson
                               By:  Mark E. Larson
                                    Its Chief Financial Officer
                                    (Principal Accounting and
                                    Financial Officer)